Z_CHEC05D_mkt - Price/Yield - M5 and M6
Alliance

	M5 Breakeven	M6 Breakeven

WAL for Princ Pmts	10.63	11.22
Mod Durn 30360	7.86	8.15
Principal Writedown	0.55%	0.19%
Total Collat Loss (Collat Maturity)	15.01%	13.60%

LIBOR	Fwd	Fwd
Prepayment Speed	100% Pricing	100% Pricing

Default	12.93 CDR	11.39 CDR
Loss Severity	50%	50%
Servicer Advances	100%	100%
Liquidation Lag	12	12
Triggers	FAIL	FAIL
Optional Redemption	Call (N)	Call (N)

Z_CHEC05D_mkt - Price/Yield - M6

Balance	$15,446,000.00	Delay	0	Index	LIBOR_1MO | 0	WAC	8.00255	WAM	340
Coupon	4.564	Dated	10/12/2005	Mult / Margin	1 / 0.70	NET	7.49255	WALA	8
Settle	10/12/2005	First Payment	11/25/2005	Cap / Floor	999 / 0

Price		M6

WAL for Princ Pmts		11.22
Mod Durn 30360		8.15
Principal Writedown		0.19%
Total Collat Loss (Collat Maturity)		13.60%

LIBOR_1MO		3.86400 . . .
LIBOR_6MO		4.25500 . . .
LIBOR_1YR		4.440000 . . .
Prepay (1F)		115 *Cntx05grp1
No Prepays
Lockout and Penalties		Include Penalties
Prepay Penalty Haircut		0
Prepay (1F_2NDS)		115 *Cntx05grp1
No Prepays
Lockout and Penalties		Include Penalties
Prepay Penalty Haircut		0
Prepay (2A)		100 *Cntx05grp2
No Prepays
Lockout and Penalties		Include Penalties
Prepay Penalty Haircut		0
Default		11.39 CDR
Loss Severity		50%
Servicer Advances		100%
Liquidation Lag		12
Delinq		100%
Optional Redemption		Call (N)